EXHIBIT 99.1

Great Lakes Reports Strong First Quarter

First quarter net income from continuing operations $20.5 million

First quarter adjusted EBITDA from continuing operations $43.8 million

Cash borrowings reduced to zero; Cash position of $123 million

OAK BROOK, Ill., April 30, 2019 (GLOBE NEWSWIRE) -- Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD), the largest provider of dredging services in the United States, today reported financial results for the quarter ended March 31, 2019.

First Quarter 2019 Highlights

  Revenue was $192.6 million in the first quarter, a $59.0 million or 44.2% increase over the prior year quarter.
  Gross margin percentage increased to 25.9% in the first quarter from 10.6% in the prior year quarter.
  Total operating income from continuing operations was $34.8 million, a $33.5 million increase over the prior year quarter.
  Net income from continuing operations was $20.5 million, a $27.6 million increase over the prior year quarter.
  Adjusted EBITDA from continuing operations was $43.8 million as compared to $13.7 million in the prior year quarter.
  Net debt to adjusted EBITDA from continuing operations was 1.53x.

Management Commentary

Chief Executive Officer Lasse Petterson commented, “The first quarter of 2019 was an exceptional quarter driven by strong project performance, resulting in net income from continuing operations of $20.5 million and an adjusted EBITDA from continuing operations of $43.8 million. During the quarter, we saw better than expected productivity on the Tampa Big Bend project which was completed ahead of schedule in the quarter and the San Jacinto project which we expect will be completed in the second quarter.  We also had a contract modification to increase the scope of work on a project in Delaware that was not budgeted to contribute in 2019. While the first quarter of 2019 was operationally very strong, our planned dry docking of certain vessels will start to have an impact on results starting in the second quarter and continuing into the third quarter.

The Company’s performance over the previous few quarters are the result of the dedication and hard work of our employees as we adjusted the business and our operations for better profitability. In addition to our restructuring plan completed in 2018, we have also made prudent improvements to our fleet and enhanced our project planning, preparation and execution which have resulted in better productivity of our vessels.

As expected, the first quarter bid market was below the prior year with only $219 million awarded in the total market, but bidding is projected to increase significantly in the third and fourth quarters.”

Quarterly Results

  Revenue was $192.6 million, an increase of $59.0 million over the first quarter of 2018. The first quarter of 2019 was characterized by strong production and project performance. Revenues in all markets increased quarter over quarter with the exception of coastal protection projects.
  Gross margin percentage improved to 25.9% in the current quarter from 10.6% in the first quarter of 2018 on strong project performance combined with lower plant and overhead costs. Two dry docks that were scheduled to begin in late first quarter were deferred into the second quarter which also moved some plant expense from first quarter to the second quarter of 2019.
  Operating income was $34.8 million which is a $33.5 million increase over the prior year quarter. The increase is a result of higher gross margin slightly offset by increased general and administrative expenses due to incentive compensation.
  Net income from continuing operations for the quarter was $20.5 million compared to a net loss from continuing operations of $7.0 million in the prior year quarter. In addition to the increase in operating income, interest expense in the first quarter of 2019 also decreased compared to the prior year quarter by $1.1 million on lower revolver usage.
  At March 31, 2019, the Company had $123.0 million in cash and total debt of $322.2 million, resulting in a net debt to adjusted EBITDA from continuing operations of 1.53x.
  At March 31, 2019, the Company had $575.2 million in backlog, a decrease of $131.9 million from December 31, 2018. This decrease was expected as the Company earned significant revenue during the first quarter of 2019 and bidding activity was low.
  Capital expenditures for the quarter were $7.7 million. This compares to $6.9 million in capital expenditures during the first quarter of 2018. The Company continues to expect total capital expenditures to be $40 million for 2019.

Market Update
As expected, the domestic dredging bid market was slow in the first quarter of 2019 with a total of $219 million in projects awarded, of which GLDD was awarded $35.1 million. We continue to expect additional phases of multiple large deepening and other capital projects to bid in the second half of the year resulting in another strong domestic bid market in 2019. The projects coming into the pipeline include additional phases of work in Charleston, Savannah, Corpus Christi and Mississippi as well as new projects in Virginia, Texas and Louisiana. In addition to this anticipated capital work, we also expect to bid on multiple projects funded by the $17.4 billion supplemental hurricane funding. This supplemental federal funding has been allocated to reduce the risk of future damage from flood and storm events. Although we have not yet bid on any of these projects, we do expect the projects to come into the market later in the year.

In addition to the deepening and coastal protection projects, several Liquefied Natural Gas petrochemical and crude oil projects are creating the need for port development in support of energy exports. We believe several of these private client projects are progressing to bid in 2019.  Great Lakes’ fleet and safety performance position the Company well to perform in this growing segment of the market.

The Company will be holding a conference call at 9:00 a.m. C.D.T. today where we will further discuss these results. Information on this conference call can be found below.

Conference Call Information

The Company will conduct a quarterly conference call, which will be held on Tuesday, April 30, 2019 at 9:00 a.m. C.D.T (10:00 a.m. E.D.T.). The call in number is (877) 377-7553 and Conference ID is 1999758. The conference call will be available by replay until Thursday, May 2, 2019 by calling (855) 859-2056 and providing Conference ID 1999758. The live call and replay can also be heard on the Company’s website, www.gldd.com, under Events & Presentations on the investor relations page. Information related to the conference call will also be available on the investor relations page of the Company’s website.

Classification of Environmental and Infrastructure Business

As of December 31, 2018, the Company concluded that it intends to sell the Environmental and Infrastructure (“E&I”) business during the first half of 2019. Based on this decision, this business has been classified as an asset held for sale and all results of this business have been reflected as discontinued operations as of December 31, 2018. Consequently, the financial results for continuing operations reported within this earnings release do not include the E&I business.

Use of Non-GAAP measures

Adjusted EBITDA from continuing operations, as provided herein, represents net income attributable to common stockholders of Great Lakes Dredge & Dock Corporation, adjusted for net interest expense, income taxes, depreciation and amortization expense, debt extinguishment, accelerated maintenance expense for new international deployments, goodwill or asset impairments and gains on bargain purchase acquisitions. Adjusted EBITDA from continuing operations is not a measure derived in accordance with GAAP. The Company presents Adjusted EBITDA from continuing operations as an additional measure by which to evaluate the Company's operating trends. The Company believes that Adjusted EBITDA from continuing operations is a measure frequently used to evaluate performance of companies with substantial leverage and that the Company's primary stakeholders (i.e., its stockholders, bondholders and banks) use Adjusted EBITDA from continuing operations to evaluate the Company's period to period performance. Additionally, management believes that Adjusted EBITDA from continuing operations provides a transparent measure of the Company’s recurring operating performance and allows management and investors to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. For this reason, the Company uses a measure based upon Adjusted EBITDA to assess performance for purposes of determining compensation under the Company's incentive plan. Adjusted EBITDA from continuing operations should not be considered an alternative to, or more meaningful than, amounts determined in accordance with GAAP including: (a) operating income as an indicator of operating performance; or (b) cash flows from operations as a measure of liquidity. As such, the Company's use of Adjusted EBITDA from continuing operations, instead of a GAAP measure, has limitations as an analytical tool, including the inability to determine profitability or liquidity due to the exclusion of accelerated maintenance expense for new international deployments, goodwill or asset impairments, gains on bargain purchase acquisitions, interest and income tax expense and the associated significant cash requirements and the exclusion of depreciation and amortization, which represent significant and unavoidable operating costs given the level of indebtedness and capital expenditures needed to maintain the Company's business. For these reasons, the Company uses operating income to measure the Company's operating performance and uses Adjusted EBITDA from continuing operations only as a supplement. Adjusted EBITDA from continuing operations is reconciled to net income (loss) attributable to common stockholders of Great Lakes Dredge & Dock Corporation in the table of financial results. For further explanation, please refer to the Company's SEC filings.

The Company

Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”) is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company employs experienced civil, ocean and mechanical engineering staff in its estimating, production and project management functions.  In its over 129-year history, the Company has never failed to complete a marine project. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. The Company’s Incident-and Injury-Free (IIF®) safety management program is integrated into all aspects of the Company’s culture. The Company’s commitment to the IIF® culture promotes a work environment where employee safety is paramount.  Great Lakes also owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of over 200 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (the "SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "would," "could," "should," "seeks," “are optimistic,” or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to: our ability to obtain federal government dredging and other contracts; uncertainties in federal government budgeting; extended federal government shutdowns, which may lead to funding issues, the incurrence of costs without payment or reimbursement under our contracts, and delays or cancellations of key projects; the risk that the President of the United States may divert funds away from the Army Corps of Engineers in response to a national emergency; our ability to qualify as an eligible bidder under government contract criteria and to compete successfully against other qualified bidders; risks associated with cost over-runs, operating cost inflation and potential claims for liquidated damages, particularly with respect to our fixed cost contracts; the timing of our performance on contracts; significant liabilities that could be imposed were we to fail to comply with government contracting regulations; risks related to international dredging operations, including instability and declining relationships amongst certain governments in the Middle East and the impact this may have on infrastructure investment, asset value of such operations, and local licensing, permitting and royalty issues; increased cost of certain material used in our operations due to newly imposed tariffs; a significant negative change to large, single customer contracts from which a significant portion of our international revenue is derived; changes in previous-recorded net revenue and profit as a result of the significant estimates made in connection with our methods of accounting for recognizing revenue; consequences of any lapse in disclosure controls and procedures or internal control over financial reporting; changes in the amount of our estimated backlog; our ability to obtain bonding or letters of credit and risks associated with draws by the surety on outstanding bonds or calls by the beneficiary on outstanding letters of credit; increasing costs to operate and maintain aging vessels; equipment or mechanical failures; acquisition integration and consolidation risks; liabilities related to our historical demolition business; impacts of legal and regulatory proceedings; unforeseen delays and cost overruns related to the construction of new vessels, including potential mechanical and engineering issues; our becoming liable for the obligations of joint ventures, partners and subcontractors; capital and operational costs due to environmental regulations; unionized labor force work stoppages; maintaining an adequate level of insurance coverage; information technology security breaches; our substantial amount of indebtedness; restrictions imposed by financing covenants; the impact of adverse capital and credit market conditions; limitations on our hedging strategy imposed by new statutory and regulatory requirements for derivative transactions; foreign exchange risks; changes in macroeconomic indicators and the overall business climate; uncertainties of the impact of the Tax Cuts and Jobs Act and implementation of certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act; losses attributable to our investments in privately financed projects; our ability to realize the expected benefits from our restructuring activities; our ability to find a suitable acquiror and consummate the disposition of our E&I segment; uncertain risks, costs and impacts to the Company in connection with the disposition of our E&I segment; and the loss on disposition of assets held for sale is subject to change prior to completion of the disposition of our E&I segment and could differ materially from the Company’s estimate. For additional information on these and other risks and uncertainties, please see Item 1A. "Risk Factors" of Great Lakes' Annual Report on Form 10-K for the year ended December 31, 2018, and in other securities filings by Great Lakes with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes' future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Great Lakes Dredge & Dock Corporation
Condensed Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Contract revenues	$192,637	$133,623
Gross profit	49,877	14,130
General and administrative expenses	14,825	13,093
(Gain) loss on sale of assets—net	279	(199)
Operating income	34,773	1,236
Interest expense—net	(7,551)	(8,653)
Other income (expense)	172	(2,065)
Income (loss) from continuing operations before income taxes	27,394	(9,482)
Income tax (provision) benefit	(6,846)	2,475
Income (loss) from continuing operations	20,548	(7,007)
Loss from discontinued operations, net of income taxes	(3,380)	(2,314)
Net income (loss)	$17,168	$(9,321)

Basic earnings (loss) per share attributable to continuing operations	$0.33	$(0.11)
Basic loss per share attributable to discontinued operations, net of tax	(0.05)	(0.04)
Basic earnings (loss) per share	$0.28	$(0.15)
Basic weighted average shares	62,882	61,815

Diluted earnings (loss) per share attributable to continuing operations	$0.32	$(0.11)
Diluted loss per share attributable to discontinued operations, net of tax	(0.05)	(0.04)
Diluted earnings (loss) per share	$0.27	$(0.15)
Diluted weighted average shares	64,569	61,815

Great Lakes Dredge & Dock Corporation
Reconciliation of Net Income (Loss) to Adjusted EBITDA from Continuing Operations
(Unaudited and in thousands)

	Three Months Ended
	March 31,
	2019	2018
Net income (loss)	$17,168	$(9,321)
Loss from discontinued operations, net of income taxes	(3,380)	(2,314)
Income (loss) from continuing operations	20,548	(7,007)
Adjusted for:
Interest expense—net	7,551	8,653
Income tax provision (benefit)	6,846	(2,475)
Depreciation and amortization	8,905	14,562
Adjusted EBITDA from continuing operations	$43,850	$13,733

Great Lakes Dredge & Dock Corporation
Selected Balance Sheet Information
(Unaudited and in thousands)

	Period Ended
	March 31,	December 31,
	2019	2018

Cash and cash equivalents	$122,986	$34,458
Total current assets	250,667	206,698
Total assets	851,851	730,271
Total current liabilities	198,086	163,121
Current debt	-	11,500
Long-term debt	322,173	321,950
Total equity	239,277	214,928

Great Lakes Dredge & Dock Corporation
Revenue and Backlog Data
(Unaudited and in thousands)

	Three Months Ended
	March 31,
Revenues	2019	2018
Dredging:
Capital - U.S.	$92,744	$76,952
Capital - foreign	8,329	5,523
Coastal protection	33,743	41,861
Maintenance	29,649	7,803
Rivers & lakes	28,172	1,484
Total revenues	$192,637	$133,623

	As of
	March 31,	December 31,	March 31,
Backlog	2019	2018	2018
Dredging:
Capital - U.S.	$376,114	$447,139	$383,132
Capital - foreign	64,827	73,112	6,225
Coastal protection	75,034	81,068	43,211
Maintenance	36,548	56,189	25,586
Rivers & lakes	22,666	49,583	16,734
Total backlog	$575,189	$707,091	$474,888

For further information contact: Abby Sullivan Investor Relations 630-574-3024 asullivan@gldd.com